Exhibit 99.1

FIRST AMENDMENT AND WAIVER
TO CREDIT AGREEMENT

This FIRST AMENDMENT AND WAIVER TO CREDIT AGREEMENT, dated as of February 28, 2006 (this “Amendment”), to the Credit Agreement referred to below, by and among NEWTEK SMALL BUSINESS FINANCE, INC., a New York corporation (“Borrower”), the other Credit Parties signatory hereto and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Lender”).

W I T N E S S E T H

WHEREAS, Borrower, the other Credit Parties signatory thereto and Lender are parties to that certain Credit Agreement, dated as of August 31, 2005, (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Borrower and Lender have agreed to amend certain provisions of the Credit Agreement, in the manner, and on the terms and conditions, provided for herein;

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Definitions. Capitalized terms not otherwise defined herein (including the Recitals) shall have the meanings ascribed to them in the Credit Agreement or Annex A thereto.

2. Waivers. Lender hereby waives as of the Effective Date (as defined below), the existing Events of Default under Section 8.1(b) and Annex G of the Credit Agreement resulting from Borrower’s failure to comply with the Net Worth covenant as of October 31, 2005, November 30, 2005, December 31, 2005 and January 31, 2006.

3. Amendment to Section 6.5 of the Credit Agreement. Section 6.5 of the Credit Agreement is hereby amended and restated as of the Effective Date in its entirety as follows:

“6.5 Capital Structure and Business. If all or part of a Credit Party’s Stock is pledged to Lender, that Credit Party shall not issue additional Stock; provided that (i) Intermediate Parent may issue Permitted Preferred Stock, (ii) Borrower shall issue $3,000,000 of Permitted Borrower Preferred Stock to Parent as repayment of $3,000,000 in principal of Parent Subordinated Debt on February 28, 2006, and (iii) Borrower may issue additional Permitted Borrower Preferred Stock (in addition to the issuance permitted by the preceding clause (ii)), provided that (x) no less that 50% of the amount of such Permitted Borrower Preferred Stock is purchased by Parent from Borrower in cash, and (y) the remaining amount of such Permitted Borrower Preferred Stock is used solely to repay an equal principal amount of Parent Subordinated Debt. No Credit Party shall amend its charter or bylaws in a manner that would adversely affect Lender or such Credit Party’s duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it, including, without limitation, making SBA 7(a) Loans to small and medium-sized businesses.”

4. Amendment to Section 6.8 of the Credit Agreement. Section 6.8 of the Credit Agreement is hereby amended and restated as of the Effective Date in its entirety as follows:

“6.8 Sale of Stock and Assets. No Credit Party shall sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets including the Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise) or any of its Accounts, other than (a) the sale or other disposition by a Credit Party of Equipment or Fixtures that are obsolete or no longer used or useful in such Credit Party’s business and having a book value not exceeding $50,000 in the aggregate in any Fiscal Year, (b) the sale or other disposition of other Equipment and Fixtures having a book value not exceeding $50,000 in the aggregate in any Fiscal Year, and (c) Permitted Dispositions.”

5. Amendment to Section 6.13 of the Credit Agreement. Section 6.13 of the Credit Agreement is hereby amended and restated as of the Effective Date in its entirety as follows:

“6.13 Restricted Payments. No Credit Party shall make any Restricted Payment, except (a) intercompany loans and advances between Borrower and Borrower Affiliates to the extent permitted by Section 6.3; (b) dividends and distributions by Subsidiaries of Borrower paid to Borrower; (c) dividends and distributions by Subsidiaries of Intermediate Parent paid to Intermediate Parent; (d) dividends and distributions by Intermediate Parent paid to Parent and its other Stockholders on a ratable basis based on each such Stockholder’s ownership of Intermediate Parent; (e) employee loans permitted under Section 6.4(b); (f) payments of principal and interest on Intercompany Notes issued by Borrower in accordance with Section 6.3 to any Borrower Affiliate that is a Guarantor; (g) payments of principal and interest on Intercompany Notes issued by Borrower in accordance with Section 6.3 to any Borrower Affiliate that is not a Guarantor; (h) redemptions or repurchases by Borrower of Permitted Borrower Preferred Stock; (i) payments of interest with respect to Parent Subordinated Debt that accrues at a rate not in excess of 12% per annum, plus an additional 1% upon a default under the terms of the Parent Subordinated Debt; and (j) payments by a Credit Party to Parent or any of its Affiliates for goods and services provided pursuant to written agreements, in each case, as described in Disclosure Schedule (6.13), that are in the normal course of such Credit Party’s business and consistent with past practice, are consistent with the cost that would be payable to unrelated third parties, and have terms and conditions no less favorable to such Credit Party than would be available from unrelated third parties, and the amount of such Restricted Payments described in this clause (j) does not exceed in any Fiscal Year the greater of (x) $1,500,000 in the aggregate, or (y) fifteen percent (15%) of the total expenses paid by Intermediate Parent for such Fiscal Year (other than with respect to referral and packaging services provided to Borrower which shall not exceed the greater of (1) 1% of the amount of the related commitment for such services, and (2) the current market rate for such services); provided that, (i) with respect to clauses (d), (g) and (h), (A) no Default or Event of Default has occurred and is continuing or would result after giving effect to any such Restricted Payment; (B) the average daily Borrowing Availability of Borrower for the 30-day period preceding the consummation of such Restricted Payment (after giving effect to such Restricted Payment and all Revolving Credit Advances funded in connection therewith as if made on the first day of such period) would have exceeded the greater of (x) $3,000,000, or (y) ten percent (10%) of the Revolving Loan on the date of such Restricted Payment (after giving effect to such Restricted Payment); (C) the Projections shall reflect that such Borrowing Availability (the greater of (x) $3,000,000, or (y) ten percent (10%) of the Revolving Loan on the date of such Restricted Payment (after giving effect to such Restricted Payment)) shall continue for at least 30 days after any such Restricted Payment; and (D) the Fixed Charge Coverage Ratio determined on a pro forma basis for the twelve month period ended on the last day of the immediately preceding Fiscal Quarter for which financial information has been provided in accordance with Annex E hereto, determined as if such Restricted Payment had been made on the first day of such period, is at least 1.50:1.00; (ii) with respect to clause (h), the amount of such Restricted Payments does not exceed $3,000,000 in the aggregate from the Closing Date; and (iii) with respect to clause (i), (A) no Default or Event of Default has occurred and is continuing or would result after giving effect to any such Restricted Payment; (B) the average daily Borrowing Availability of Borrower for the 30-day period preceding the consummation of such Restricted Payment (after giving effect to such Restricted Payment and all Revolving Credit Advances funded in connection therewith as if made on the first day of such period) would have exceeded $1,000,000; (C) the Projections shall reflect that Borrowing Availability (after giving effect to such Restricted Payment) in excess of $1,000,000 shall continue for at least 30 days after any such Restricted Payment; and (D) the Fixed Charge Coverage Ratio determined on a pro forma basis for the twelve month period ended on the last day of the immediately preceding Fiscal Quarter for which financial information has been provided in accordance with Annex E hereto, determined as if such Restricted Payment had been made on the first day of such period, is at least 1.25:1.00. Notwithstanding anything to the contrary contained herein, Borrower may repay Parent Subordinated Debt with Permitted Borrower Preferred Stock to the extent permitted by Section 6.5.”

6. Amendments to Annex A of the Credit Agreement.

(a) Annex A of the Credit Agreement is hereby amended as of the Effective Date by amending and restating the following definitions:

“‘Change of Control’ means any of the following: (a) any person or group of persons (within the meaning of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the issued and outstanding shares of capital Stock of Parent having the right to vote for the election of directors of Parent under ordinary circumstances (other than a Person owning 10% or more of such Stock on the Closing Date); (b) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new directors whose election by the board of directors of Parent or whose nomination for election by the Stockholders of Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; (c) Parent and its Subsidiaries cease to own and control at least eighty percent (80%) of the economic and voting rights associated with ownership of all classes of the outstanding Stock of Intermediate Parent on a fully diluted basis; (d) Intermediate Parent ceases to own and control all of the economic and voting rights associated with all of the outstanding Stock of Borrower and its other Subsidiaries (other than the preferred stock issued to Parent pursuant to Section 6.5) or Parent ceases to own and control all of the economic and voting rights associated with all of the Permitted Borrower Preferred Stock issued to it pursuant to Section 6.5 (except to the extent any such Permitted Borrower Preferred Stock is redeemed or repurchased by Borrower to the extent permitted by Section 6.13); (e) Borrower ceases to own and control all of the economic and voting rights associated with all of the outstanding Stock of any of its Subsidiaries; or (f) Peter Downs or Barry Sloane shall cease to be employed in their current capacity with Borrower and is not replaced by Borrower within 120 days of such termination of employment with an individual of comparable credentials.

‘EBITDA’ means with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income not received in the ordinary course of such Person’s business in connection with the making of SBA 7(a) Loans, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), other than any gains resulting from the recovery of non-cash discounts attributable to the sale of SBA 7(a) Loans in the ordinary course of such Person’s business, (v) any other non-cash gains that have been added in determining consolidated net income, (vi) commencing with the Fiscal Quarter ended December 31, 2005, an amount equal to the difference (to the extent such difference is positive) between (x) the amount of the reserve for estimated servicing asset impairment recorded in any Fiscal Quarter, and (y) the actual servicing asset impairment in such Fiscal Quarter, as reflected as an expense on such Person’s profit and loss statements (it being recognized that such difference shall be calculated upon availability of the applicable financial information for such Fiscal Quarter), and (vii) an amount equal to the difference (to the extent such difference is positive) between (x) the amount of the provision for the loan loss reserve of $2,364,000 for the Fiscal Year ended December 31, 2005 and $1,428,000 for the Fiscal Year ended December 31, 2006, and (y) the actual provision for loan losses recorded in each such applicable Fiscal Year (it being recognized that such difference shall only be calculated in the last Fiscal Quarter of each such Fiscal Year), in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, (vii) the amount of any reserve for estimated servicing asset impairment in any period, as reflected as an expense on such Person’s profit and loss statements, and (viii) $700,000 of the provision for loan loss reserves established in September of 2005, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.

‘Free Cash Flow’ means, with respect to any Person for any period, EBITDA for such period, minus (a) Capital Expenditures during such period, minus (b) cash taxes paid (or which would have been paid in the absence of any set-off or credit resulting from the previous over payment of $276,000 of income taxes referred to in (d) below) during such period (without giving effect to any income tax refund received by such Person during such period resulting from the previous over payment of $276,000 of income taxes referred to in (d) below), minus (c) any cash dividends paid during such period, plus (d) to the extent applicable for such period, $276,000 for income taxes payable in the Fiscal Month ended March 31, 2005, minus (e) for the Fiscal Month ended September 30, 2006, an amount equal to the difference (to the extent the difference is positive) between (x) $276,000, and (y) the aggregate amount of tax refunds (payable as a result of the previous over payment of $276,000 of income taxes referred to in (d) above) received by such Person by September 30, 2006.

‘Write-Off Percentage’ means on any date of determination a fraction (a) the numerator of which is the Borrower’s gross charge-offs (whether of principal, interest or otherwise), less recoveries, relating to the Borrower’s SBA 7(a) Note Receivables for the twelve month period ending on such date of determination, and (b) the denominator of which is the outstanding principal and interest balance of the Borrower’s SBA 7(a) Note Receivables on the date of determination; provided that in respect of Permitted Dispositions the amount in clause (b) shall only be reduced by the aggregate amount of Permitted Dispositions for the twelve month period ending on such date of determination that is in excess of the aggregate principal amount of SBA 7(a) Note Receivables originated and retained by Borrower during such twelve month period.”

(b) Annex A of the Credit Agreement is hereby amended as of the Effective Date adding the following definitions in appropriate alphabetical order therein:

“‘Permitted Borrower Preferred Stock’ means preferred stock or other preferred equity interests of Borrower issued or sold to Parent, the express terms of which preferred stock shall provide that no dividends thereon shall be required to be paid at any time in cash or other property (other than payments in additional preferred stock with the same terms) and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including upon the occurrence of a change of control event or pursuant to any put right), in whole or in part, prior to payment in full of all Obligations under the Loan Documents or all loans and other obligations with respect to any refinancing thereof, and which is pledged to Lender by Parent pursuant to the Pledge Agreement.

‘Senior Charges’ means, with respect to any Person for any fiscal period, (a) the aggregate of all Interest Expense paid or accrued during such period, plus (b) scheduled payments of principal with respect to Indebtedness during such period, less (c) the amount of interest accrued on any Subordinated Debt during such period.

‘Senior Charges Coverage Ratio’ means, with respect to any Person for any fiscal period, the ratio of Free Cash Flow to Senior Charges.”

7. Amendment to Annex E of the Credit Agreement. Annex E of the Credit Agreement is hereby amended as of the Effective Date by adding the following as paragraph (q) and relettering the existing paragraph (q) as paragraph (r):

“(q) At least three (3) Business Days prior to the incurrence thereof, notice to Lender of the purpose and terms of any Indebtedness to be incurred after the Closing Date pursuant to Section 6.3(a), other than Indebtedness permitted by clauses (ii) and (iii) thereof.”

8. Amendment to Annex F of the Credit Agreement. Annex F of the Credit Agreement is hereby amended as of the Effective Date by amended and restating paragraph (b) thereof as follows:

“(b) Upon Lender’s request, and in any event no less frequently than noon (New York time) on the first Business Day of each week, a Borrowing Base Certificate accompanied by such supporting detail and documentation as shall be requested by Lender in its reasonable discretion, including, without limitation, (i) detailed information regarding SBA 7(a) Note Receivables and Borrower’s Accounts, including balance, status and collateral relating thereto, and (ii) with respect to any SBA 7(a) Loans originated by Borrower since delivery of the most recent Borrowing Base Certificate previously delivered hereunder, copies of financing statements to be filed with respect to the SBA 7(a) Loan Obligors for such SBA 7(a) Loans, a copy of the related security agreement, copies of the SBA authorization with respect to such SBA 7(a) Loans and copies of the organizational documents for the applicable SBA 7(a) Loan Obligors; provided that changes with respect to the determination of the amount of SBA 7(a) Note Receivables that are Eligible SBA 7(a) Note Receivables shall only be reflected in the Borrowing Base Certificates delivered in accordance with paragraph (e)(i) of this Annex F;”

9. Amendment to Annex G of the Credit Agreement. Paragraph (b) of Annex G of the Credit Agreement is hereby amended and restated as of the Effective Date as follows:

“(b) Minimum Senior Charge Coverage Ratio. Borrower and its Subsidiaries shall have on a consolidated basis at the end of each Fiscal Quarter set forth below, a Senior Charge Coverage Ratio for the 12-month period then ended of not less than the following:

1.05 for the Fiscal Quarter ending December 31, 2005;
1.25 for the Fiscal Quarter ending March 31, 2006;
1.10 for the Fiscal Quarter ending June 30, 2006;
1.35 for the Fiscal Quarter ending September 30, 2006;
1.65 for the Fiscal Quarter ending December 31, 2006;
1.70 for the Fiscal Quarter ending March 31, 2007; and
1.75 for each Fiscal Quarter ending thereafter.”

10. Representations and Warranties. To induce Lender to enter into this Amendment, Borrower and the other Credit Parties make the following representations and warranties to Lender:

(a)
The execution, delivery and performance of this Amendment and the performance of the Credit Agreement as amended by this Amendment (the "Amended Credit Agreement"), by the Credit Parties: (i) are within each Credit Party's organizational power; (ii) have been duly authorized by all necessary or proper organizational and shareholder action; (iii) do not contravene any provision of any Credit Party's charter or bylaws or other constituent documents; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which any Credit Party is a party or by which any Credit Party or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of any Credit Party other than those in favor of Lender, pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person.

(b)	This Amendment has been duly executed and delivered by or on behalf of Borrower and each other Credit Party.

(c)
This Amendment and the Amended Credit Agreement constitutes a legal, valid and binding obligation of Borrower and each other Credit Party enforceable against Borrower and each other Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

(d)	After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.

(e)
No action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower or any other Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges Borrower's or, to the extent applicable, any other Credit Party's right, power, or competence to enter into this Amendment or perform any of their respective obligations under this Amendment, the Amended Credit Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Credit Agreement or any other Loan Document or any action taken under this Amendment, the Amended Credit Agreement or any other Loan Document or (ii) if determined adversely, is reasonably likely to have or result in a Material Adverse Effect. To the knowledge of Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.

(f)
After giving effect to this Amendment, the representations and warranties of Borrower and the other Credit Parties contained in the Amended Credit Agreement and each other Loan Document are true and correct on and as of the Amendment Effective Date with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

11. Remedies. This Amendment shall constitute a Loan Document. The breach by Borrower or any other Credit Party of any representation, warranty, covenant or agreement in this Amendment shall constitute an immediate Event of Default hereunder and under the other Loan Documents.

12. No Other Amendments or Waivers. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver with respect to any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

13. Continuation of Obligations and Liens. Borrower and each other Credit Party hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, if applicable, its guaranty obligations thereunder, (b) that such guaranty shall apply to all Obligations, (c) the grant of the security interest in substantially all of its assets pursuant to the Loan Documents, and (d) that such liens and security interests created and granted are valid and continuing and secure all of the Obligations.

14. Outstanding Indebtedness; Waiver of Claims. Borrower and each other Credit Party hereby acknowledges and agrees that the aggregate outstanding principal amount of the Revolving Loan as of February 27, 2006 is $24,909,717.74 and is payable pursuant to the Credit Agreement, as modified hereby, without defense, offset, withholding, counterclaim or deduction of any kind. Borrower and each other Credit Party hereby waives, releases, remises and forever discharges Lender and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which Borrower or any other Credit Party ever had, now has or might hereafter have against Lender which relates, directly or indirectly, to any acts or omissions of Lender or any other Indemnified Person on or prior to the Effective Date.

15. Fees and Expenses. Borrower and the other Credit Parties hereby reconfirm their respective obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Lender for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred by Lender in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

16. Amendment Fee. To induce Lender to enter into this Amendment, Borrower hereby agrees to pay to Lender, an amendment fee in the amount of $75,000 in immediately payable funds, payable on the Effective Date.

17. Effectiveness. This Amendment shall become effective as of February 28, 2006 (the “Effective Date”) only upon satisfaction in full in the judgment of Lender of each of the following conditions on or prior to February 28, 2006:

(a)	Amendment. Agent shall have received four (4) original copies of this Amendment duly executed and delivered by Lender and Borrower and acknowledged and agreed to by each other Credit Party.

(b)	Representations and Warranties. The representations and warranties of or on behalf of Borrower and the other Credit Parties in this Amendment shall be true and correct on and as of the Effective Date.

(c)
Payment of Fees and Expenses. Borrower shall have paid to Lender all costs, fees and expenses which are owing in connection with this Amendment and the other Loan Documents and due to Lender (including, without limitation, reasonable legal fees and expenses referenced in Section 15).

(d)	Amendment Fee. Lender shall have received the $75,000 amendment fee referred to in Section 16 hereof.

(e)	SBA Approval. Lender shall have received prior written consent of the SBA for this Amendment as required by Section 19 of the Multi-Party Agreement.

(f)
Permitted Borrower Preferred Stock. Lender shall have received copies of all documents executed in connection with the issuance of any Permitted Borrower Preferred Stock in accordance with Section 6.5 of the Credit Agreement on or before the Effective Date, which documents shall be in form and substance satisfactory to Lender and certified as true, complete and correct by the chief financial officer of the Borrower.

(g)
Pledge Amendment and Stock. Parent shall have delivered to Lender (i) a pledge amendment to the Pledge Agreement executed by Parent pledging any Permitted Borrower Preferred Stock issued to Parent on or before the Effective Date, (ii) the certificates evidencing such Permitted Borrower Preferred Stock, and (iii) duly executed instruments of transfer or assignment in blank with respect to such Permitted Borrower Preferred Stock, all in form and substance satisfactory to Lender.

18. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

19. Counterparts. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWER: NEWTEK SMALL BUSINESS FINANCE, INC.

By:	/s/ Barry Sloane
Name: Barry Sloane
Title: Chief Executive Officer

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender

By:	/s/ Philip F. Carfora
Name: Philip F. Carfora
Title: Its Duly Authorized Signatory

The undersigned Credit Parties hereby (i) acknowledge this Amendment and (ii) confirm and agree that their obligations under their respective Guaranties shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

SMALL BUSINESS LENDING, INC.

By:	/s/ Barry Sloane
Name: Barry Sloane
Title: President

CCC REAL ESTATE HOLDING CO. LLC

By:	/s/ Barry Sloane
Name: Barry Sloane
Title: President

The undersigned hereby (i) acknowledges this Amendment and (ii) confirms and agrees that its obligations under the Pledge Agreement shall continue without any diminution thereof and shall remain in full force and effect on and after the effectiveness of this Amendment.

NEWTEK BUSINESS SERVICES, INC.

By:	/s/ Barry Sloane
Name: Barry Sloane
Title: Chief Executive Officer

The undersigned participants hereby acknowledge, agree and consent to (i) the waiver by the Lender of Borrower’s failure to comply with the minimum Net Worth covenant set forth in Annex G of the Credit Agreement as of October 31, 2005, November 30, 2005, December 31, 2005 and January 31, 2006 as provided in Section 2 hereof and (ii) deleting the minimum Fixed Charge Coverage Ratio financial covenant in paragraph (b) of Annex G and replacing such financial covenant with a minimum Senior Charge Coverage Ratio, as provided in Section 9 hereof.

THE CIT GROUP/BUSINESS CREDIT, INC.

By:	/s/ Steven Ogers
Name: Steven Ogers
Title: Vice President

SIGNATURE BANK

By:	/s/ Maria Hegi
Name: Maria Hegi
Title: Vice President